EXHIBIT 23 (c)

                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of Atlantic American Corporation, with respect to the 1992 Incentive Plan of our report dated September 7, 1999, with respect to the combined financial statements of Association Casualty Insurance Company and Association Risk Management General Agency, Inc., included in Atlantic American Corporation's Current Report on Form 8-K/A dated September
14, 1999.

Austin, Texas                                          /s/ Ernst & Young LLP
October 27, 1999